Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statements on Form S-3 (File Nos. 333-193316 and 333‑198232) and on Form S-8 (File Nos. 333-153098, 333-168589, 333-168590 and 333-181380) of Ur-Energy Inc., of our report dated March 2,  2018 relating to the financial statements and the effectiveness of internal control over financial reporting of Ur-Energy Inc., which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, BC
March 2, 2018